Exhibit 99.1

CENDANT CORPORATION ANNOUNCES POSSIBILITY OF SIMULTANEOUS
SPIN-OFFS OF REALOGY CORPORATION AND WYNDHAM WORLDWIDE CORPORATION

Potential to Accelerate Completion of Separation Plan

NEW YORK 06-08-2006 -- Cendant Corporation (NYSE:CD) today announced that it is exploring the possibility of simultaneous spin-offs of its Realogy Corporation and Wyndham Worldwide Corporation subsidiaries in mid-July, instead of spinning off those companies at different times as previously contemplated. This possibility is being considered as a result of the Realogy and Wyndham separations currently progressing on an approximately similar timetable and the increasing likelihood of a sale of Travelport rather than a spin off. Given the current timetable for the Travelport sale process, it is also expected that by mid-July the Company will have greater visibility on the likely results of the process and the possible impact of the use of proceeds from such sale on the debt balances at Realogy and Wyndham Worldwide following their separation. If the proposed simultaneous separation is pursued, the distribution to Cendant stockholders of the common stock of each of Realogy Corporation and Wyndham Worldwide would be targeted for mid-July. Previously, the Corporation contemplated a spin-off of Realogy at the end of June and a spin-off of Wyndham Worldwide at the end of July.

About Cendant Corporation

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com.

About Realogy Corporation
Realogy is one of the preeminent and most integrated providers of real estate and relocation services in the world. Realogy is the world's largest real estate brokerage franchisor, the largest U.S. residential real estate brokerage firm, the largest U.S. provider and a leading global provider of outsourced employee relocation services and a national provider of title and settlement services.

About Wyndham Worldwide Corporation

As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Worldwide encompasses more than 6,300 franchised hotels with approximately 525,000 hotel rooms worldwide. It serves more than three million members of RCI’s vacation exchange networks, offering its members and rental customers access to approximately 55,000 vacation properties comprised of approximately 51,000 vacation rental properties and approximately 4,000 vacation ownership resorts located in over 100 countries. In addition, Wyndham Worldwide develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network, which includes over 140 vacation ownership resorts serving more than 750,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide is headquartered in Parsippany, NJ, and is supported by approximately 28,800 employees around the world.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto (including a possible sale of the travel distribution services division, Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. These transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions (including a possible sale of Travelport), including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant's management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant's and its companies' performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's 10-K for the year ended December 31, 2005 and Cendant’s Form 10-Q for the three months ended March 31, 2006, as well as the registration statements on Form 10 for Realogy and Wyndham Worldwide, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts:
Elliot Bloom
(212) 413-1832

Investor Contacts:
Sam Levenson
(212) 413-1834

Henry A. Diamond
(212) 413-1920